Exhibit 99.2

CONTACT                                                                                               FOR IMMEDIATE RELEASE

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Brunswick Group

Steve Lipin/Nina Devlin

(212) 333-3810

taketwo@brunswickgroup.com

TAKE-TWO INTERACTIVE SOFTWARE, INC. DOES NOT RECEIVE STOCKHOLDER PROPOSALS AHEAD OF ANNUAL MEETING

New York, NY— April 16, 2008 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that stockholders of Take-Two did not submit any proposals for consideration at the Company’s Annual Meeting of Stockholders, which will be held on Thursday, April 17, 2008 at 6:30 p.m. Eastern Time.  The period of time for stockholders to be able to nominate persons for election to the Board of Directors or to propose any business to be considered at the upcoming Annual Meeting expired on April 15, 2008.

Take-Two’s annual meeting will be held at the W Hotel Union Square in New York City.  Stockholders of record as of February 19, 2008 who can show proof of ownership and valid identification will be admitted to the meeting.  The Company will also provide a live listen-only webcast available via the internet by visiting http://ir.take2games.com.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Important Legal Information

This communication does not constitute a solicitation of any vote or approval at the Company’s annual meeting of stockholders or otherwise. In connection with the tender offer commenced by Electronic Arts Inc., the Company has filed with the Securities Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. The Company’s stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) prior to making any decisions with respect to Electronic Arts’ tender offer because it contains important information. Free copies of the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto that the Company has filed with the SEC are available at the SEC’s website at www.sec.gov.This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to Electronic Arts’ tender offer or otherwise.

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts’ tender offer to acquire the Company’s outstanding shares are as follows: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts’ tender offer, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

# # #